UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Avenue, Coeur d’Alene, ID 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements and Item 2.03 Creation of a Direct Financial Obligation

On June 3, 2014, the Registrant (the “Company” or “JayHawk”) entered into Securities Purchase Agreements with an institutional investor and Lindsay E. Gorrill, an officer and director of the Company (each an “Investor” and together the “Investors”), wherein the Company agreed to sell and the Investors agreed to each purchase $200,000 of Secured Convertible Debentures (the “Debentures”).  The Debentures are due sixty (60) months from the date of closing (the “Securities Purchase Agreement,” and “Debentures” collectively constitute the “Offering”). The Debentures are secured by a security agreement granting the Investors a security interest in and to all of the Company’s assets located in the State of Kansas.  At closing, the Company will also enter into a Stock Pledge Agreement pledging to each Investor, as additional security, all of the Company’s right, title and interest in and to the capital stock of JayHawk Gas Transportion Corporation (a wholly owned subsidiary of the Company and the owner of the Company’s gas transmission pipeline in Kansas).

Additionally, each Investor will receive: 1)  a Wastewater Disposal Fee; and 2) a Royalty Interest.

Wastewater Disposal Fee: the Company agrees to pay each Investor a per barrel fee (the “Disposal Fee”) for each barrel of wastewater, which emanates from the Company’s five (5) currently producing, as of the original issue date of the Debentures, oil wells located in North Dakota, which is disposed of in the Company’s proposed wastewater disposal well to be located in North Dakota (the “Disposal Well”).  For a period commencing on the original issue date of the Debentures and continuing for five (5) years or until the Debenture is repaid by the Company, whichever is sooner, the Disposal Fee will be equal to one and no/100 dollars  ($1.00) per barrel of wastewater disposed of in the Disposal Well.  After year five and continuing until each respective Debenture repaid by the Company the Disposal Fee shall be equal to fifty cents ($.50) per barrel of wastewater, emanating from the Company’s 5 currently producing, as of the date the Debenture is issued, oil wells located in North Dakota, disposed of in the Disposal Well.

Royalty Interest: beginning on the original issue date of the Debentures and continuing thereafter so long as the Company owns the subject wells, the Company agrees to pay each Investor a one percent (1%) overriding royalty interest, calculated monthly, on all proceeds received by the Company from sales of crude oil produced from the Company’s five (5) currently, as of the date the Debentures are issued, producing oild wells located in North Dakota.

The Debentures are convertible at any time after the original issue date into a number of shares of the registrant’s common stock, determined by dividing the amount to be converted by a conversion price of $0.01 per share, or an aggregate of  40,000,000 shares.

The securities were issued by the Company in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.  The proceeds received may be used as general working capital.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.01   Form Securities Purchase Agreement

99.02   Form of Secured Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: June 3, 2014	By:	/s/ Kelly J. Stopher
Name: Kelly J. Stopher Title: President, CEO and CFO